UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 24, 2019
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 24, 2019, Elevate Credit, Inc. (the “Company”) amended the Employment, Confidentiality and Non-Compete Agreements (as amended from time to time, the “Employment Agreements”), with Kenneth E. Rees, the Company’s Chief Executive Officer and Chairman, Jason Harvison, the Company’s Chief Operating Officer, and Christopher Lutes, the Company’s Chief Financial Officer. The amendments amend the “Good Reason” definition provided in the Employment Agreements. As amended, the Employment Agreements provide that “Good Reason” means (i) a material reduction in the officer’s base salary or cash incentive bonus opportunity; (ii) a material reduction in the officer’s duties, responsibilities or authority; (iii) a requirement to relocate, except for office relocations that would not increase the officer’s one-way commuting distance by more than thirty-five (35) miles; or (iv) a material violation by the Company of a material term of any agreement between the officer and the Company. The foregoing description of the amendments to the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the amendments, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and incorporated herein by reference.

On January 24, 2019, the Company amended its 2016 Omnibus Incentive Plan (as amended from time to time, the “2016 Plan”). The amendments amend the Corporate Transaction (as defined in the 2016 Plan) and Change in Control (as defined in the 2016 Plan) provisions of the 2016 Plan. As amended, the 2016 Plan provides that any outstanding award thereunder that is not Assumed (as defined in the 2016 Plan) or Replaced (as defined in the 2016 Plan) in a Corporate Transaction will accelerate vesting. In addition, as amended, the 2016 Plan provides that any outstanding award thereunder will accelerate vesting upon termination of the applicable award holder’s Continuous Service (as defined in the 2016 Plan) by the Company or a related entity without Cause (as defined in the 2016 Plan) or voluntarily by the award holder with Good Reason (as defined in the 2016 Plan), in each case during the three (3) month period preceding or twenty-four (24) month period following a Corporate Transaction or Change in Control. The foregoing description of the amendments to the 2016 Plan does not purport to be complete and is qualified in its entirety by reference to the 2016 Plan, as amended, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

On January 24, 2019, the Company amended its 2014 Equity Incentive Plan (as amended from time to time, the “2014 Plan”). The amendments amend the Change in Control (as defined in the 2014 Plan) provisions of the 2014 Plan. As amended, the 2014 Plan provides that any outstanding award thereunder will accelerate vesting if the applicable award holder’s status as a Service Provider (as defined in the 2014 Plan) is terminated by the successor company, the Company, or a Parent (as defined in the 2014 Plan) or Subsidiary (as defined in the 2014 Plan) of the Company, without Cause (as defined in the 2014 Plan) or voluntarily by the award holder with Good Reason (as defined in the 2014 Plan), in each case during three (3) month period preceding or the twenty-four (24) month period following the Change in Control. The foregoing description of the amendments to the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the 2014 Plan, as amended, which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

On January 24, 2019, the Company amended its 2016 Employee Stock Purchase Plan (as amended from time to time, the “ESPP”). The amendments amend the maximum number of shares of the Company’s common stock that a participant may purchase during an Offer Period (as defined in the ESPP). As amended, the ESPP provides that the maximum number of shares of the Company’s common stock that a participant may purchase during any Offer Period is 2,500. The foregoing description of the amendment to the ESPP does not purport to be complete and is qualified in its entirety by reference to the ESPP, as amended, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

The amendments described within Item 5.02 (e) above align the Company’s Employment Agreements, 2016 Plan, 2014 Plan, and ESPP with current market practice.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Employment, Confidentiality and Non-Compete Agreement, dated January 24, 2019, by and between Kenneth E. Rees and Elevate Credit Service, LLC.
10.2	Third Amendment to Employment, Confidentiality and Non-Compete Agreement, dated January 24, 2019, by and between Jason Harvison and Elevate Credit Service, LLC.
10.3	Third Amendment to Employment, Confidentiality and Non-Compete Agreement, dated January 24, 2019, by and between Christopher Lutes and Elevate Credit Service, LLC.
10.4	Elevate 2016 Omnibus Incentive Plan, as amended.
10.5	Elevate 2014 Equity Incentive Plan, as amended.
10.6	Elevate 2016 Employee Stock Purchase Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.

Dated:	January 30, 2019	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer